UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 19, 2020


AS-IP TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware                                  000-27881                522101695
(State or other jurisdiction       (Commission file     (IRS Employer
of incorporation)                       number)              Identification No.)

2/1 Contour Close Research, Victoria, Australia                    3095
(Address of principal executive officers)                             (Zip Code)

+1 424-888-2122
Registrants telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01 Other Events.
AS-IP Tech, Inc. (ASIP) has been advised by its licensee, PT. Jalin Angkasa Indonesia (JAI) that it has entered into an In-flight Connectivity Implementation Preliminary Agreement with PT Citilink Indonesia (Citilink).

JAI and Citilink intend to install connectivity equipment owned and managed by JAI, on an Airbus A320 operated by Citilink, for a trial period of 90 days in order to evaluate ASIPs fflya system and program.

The Bluetooth fflya platform is the only ultra low-cost alternative to Wi-Fi, specifically designed for low cost and regional carriers, capable of supporting free passenger messaging, crew communications, inflight e-commerce, interactive airline promotions and telemetry data acquisition.

The evaluation will be implemented in three stages:
1. ground;
2. in-flight messaging; and
3. in-flight interactive.

On completion of a satisfactory evaluation, JAI and Citilink may agree and formulate a detailed program specification and fleet implementation plan to be stipulated in a separate agreement.

Under the licence ASIP has granted JAI, ASIP will receive commissions from the net revenue generated from any fflya program with Citilink.



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS-IP TECH, INC.
(Registrant)

By: /s/ PHILIP SHIELS
Philip Shiels
Chief Financial Officer
Date: August 19, 2019